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                                                                    EXHIBIT 4.30

                           MOLECULAR DIAGNOSTICS, INC.

              WARRANT TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR
               VALUE PER SHARE, OF MOLECULAR DIAGNOSTICS, INC., AS
                                DESCRIBED HEREIN

THE WARRANT EVIDENCED HEREBY AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER.

            --------------------------------------------------------


Date: February 13, 2002                                    Warrant Number SCGK 1
-----------------------                                    ---------------------

This certifies that, for value received, Schwartz, Cooper, Greenberger & Krauss, Chartered, an Illinois professional corporation, with its principal place of business located at 180 North LaSalle Street, Suite 2700, Chicago, IL 60601, or its successors or permitted assigns, is entitled to purchase during the period described in Section 4 hereof, expiring at the date and time described in
Section 3 hereof, from Molecular Diagnostics, Inc. (the "Company"), a Delaware corporation, with its principal place of business at 414 N. Orleans St., Suite 510, Chicago, Illinois 60610, that number of shares of fully paid and nonassessable common stock, $.001 par value per share, of the Company (the "Stock") as are described in Section 1 hereof, at the exercise price described in Section 2 hereof, subject to the terms set forth herein. The holder of this Warrant is hereinafter referred to as the "Warrantholder." This Warrant is being issued in accordance with the terms and conditions of that certain Settlement Agreement (the "Settlement Agreement"), dated as of the date hereof, by and among the Warrantholder, the Company and Peter Gombrich, an Illinois resident and the Chairman of the Board, President and Chief Executive Officer of the Company.

1. Stock Purchasable. The number of shares of Stock purchasable upon the exercise of this Warrant is seven hundred fifty thousand (750,000); provided, however, that immediately upon the occurrence of an event of default under that certain Promissory Note, dated as of the date hereof, issued by the Company to the Warrantholder pursuant to the terms and conditions of the Settlement Agreement. the number of shares purchasable upon the exercise of this Warrant shall be and become one million five hundred thousand (1,500,000), all on the same terms and conditions otherwise set forth herein.

2. Exercise Price. The price at which this Warrant is exercisable is one cent ($0.01) per share of stock (the "Exercise Price"), in lawful funds of the United States of America.

3. Expiration of Warrant. This Warrant shall expire and be no longer exercisable after 5:00 p.m., Central Standard Time, on February 12, 2012 (the "Expiration Date"). The period of time from the date hereof through and including the Expiration Date is referred to herein as the "Warrant Period."

4. Exercise of Warrants. Subject to the acceleration provisions of Section 5(b) hereof, no portion of this Warrant may be exercised prior to February 14, 2003 (the "Exercise Commencement Date"), but from and after the Exercise Commencement Date this Warrant may be exercised at any time and from time to time during the Warrant Period as to all or any portion of the total number of shares of Stock covered hereby; provided, however, that no fractional shares of Stock shall be issued by the Company with any exercise hereof. Any exercise of this Warrant may be made by the Warrantholder or the



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Warrantholder's duly authorized attorney or representative upon presentation of this Warrant at the principal place of business of the Company, with the purchase form attached hereto duly completed and signed, and upon payment to the Company, in cash or by certified or cashier's check, of an amount equal to the number of shares of Stock being so purchased multiplied by the Exercise Price. Upon exercise of this Warrant for the full number of shares of Stock that remain purchasable hereunder, this Warrant shall be terminated and the Warrantholder shall have no further rights under this Warrant thereafter.

5.   Registration Rights.

     (a) The following capitalized terms, as used herein, shall have the following meanings:

          (i) "Demand Registration" shall mean a registration under the Act, as requested by the Warrantholder in accordance with the terms and conditions hereof.

          (ii) "Piggyback Registration" shall mean, upon the filing of a registration statement by the Company under the Act with respect to an offering of securities of a like kind or tenor with any of the Registrable Securities for the Company's own account or for the account of any other person or entity (a "Person"), the registration of Registrable Securities simultaneously with, and as a part of, the registration of the securities that are the subject of the registration statement filed under the Act.

          (iii) "Registrable Securities" shall mean any and all shaves of Stock purchased by the Warrantholder hereunder, together with any and all other or additional shares of Stock, and other securities issued with respect thereto in connection with any stock split, stock dividend, subdivision, combination, reverse stock split, charter amendment, merger, consolidation, reclassification, recapitalization, sale or lease of substantially all of the Company's properties and assets, or any similar event involving or affecting the Company (a "Corporate Event").

     (b) Beginning with the Warrant Commencement Date and continuing throughout the remainder of the Warrant Period (the "Registration Period"), the Warrantholder may make a request for a Demand Registration of any or all of the Registrable Securities; provided, however, that upon the occurrence of a Corporate Event, the beginning date of the Registration Period shall be accelerated to the date on which the Company publicly announces such Corporate Event or the date on which the Warrantholder receives notice of such Corporate Event, whichever is earlier. Any such request for a Demand Registration shall specify the aggregate number of Registrable Securities proposed to be sold by the Warrantholder and the intended method of disposition thereof. If the Warrantholder subsequently withdraws a request for a Demand Registration (and reimburses the Company for all of the Company's out-of-pocket expenses incurred in connection with such request for Demand Registration) before the registration becomes effective, or if such registration is withdrawn by the Company of its own accord, or at the request of the Warrantholder, because of a material adverse change affecting the Company or any of its subsidiaries or affiliates prior to the time such registration becomes effective or because the registration is interfered with after it becomes effective by any stop order, injunction or other requirement of any governmental agency or court (in either of which case the Warrantholder shall not be required to reimburse Maker for any of the Company's out-of-pocket expenses), then such request for Demand Registration shall be deemed to be null and void ab initio and shall not preclude the Warrantholder from making another request for a Demand Registration during the Registration Period.


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     (c)  In addition, if at any time during the Registration Period the Company undertakes to register any of the Company's securities of a like kind or tenor to the Registrable Securities, whether for the Company's own account or for the account of any other person, the Warrantholder shall have the right, exercisable in its sole discretion, to request a Piggyback Registration, and, upon receipt of a written notice from the Warrantholder making such request, the Company shall include the Registrable Securities in the registration being made for the Company's own account or for the account of such other Person. The Warrantholder may, at any time prior to the effective date of such registration, withdraw the Registrable
     Securities from the requested Piggyback Registration, and, if the Warrantholder reimburses the Company for all of the Company's out-of-pocket expenses attributable to the inclusion of the Registrable Securities in the Piggyback Registration, then the Warrantholder may, at any time during the Registration Period that the Company submits another registration of securities that are of like kind or tenor to the Registrable Securities, again request a Piggyback Registration: provided, however, that if the Warrantholder has withdrawn the Registrable Securities from the Piggyback Registration because of a material adverse change affecting the Company or any of its subsidiaries or affiliates, then the Warrantholder shall not be required to reimburse the Company for any out-of-pocket expenses in order to again have the right to request a Piggyback Registration.

     (d) In connection with any registration of the Registrable Securities under the terms and conditions hereof, the Warrantholder shall agree to take reasonable action to cooperate with the Company in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt any public trading market that exists for any of the Company's securities.

     (e) Except as may otherwise be provided herein, the Company shall pay all registration expenses of the Warrantholder in connection with any Demand Registration and/or Piggyback Registration, including, but not limited to
     (i) registration and filing fees with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses,
     (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the underwriters (if any), and (viii) fees and expenses of counsel for the Warrantholder (collectively, the `"Registration Expenses").

     (f) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Warrantholder and its affiliates, including, but not limited to, its officers, directors, principals, stockholders, members, employees, agents and representatives and each Person (if any) who controls the Warrantholder within the meaning of the federal securities laws (as applicable) (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys fees) (collectively, "Losses") caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Registrable Securities (as amended or supplemented from time to time), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of any of the Indemnified Parties expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Securities



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     to the person asserting the Loss). Notwithstanding the foregoing, the
     Company shall have no obligation to indemnify an Indemnified Party competent jurisdiction (and after all appeals have been exhausted) to have resulted from the willful misconduct or gross negligence of such Indemnified Party.

     (g) If the indemnification provided for herein is unavailable to an Indemnified Party with respect to any Losses for which indemnity is to be provided thereunder, then the Company, in lieu of indemnifying such Indemnified Party, shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (h) The Company covenants that it will file any reports required to be filed by it under applicable laws, rules and regulations, and that it will take such further action as the holders of Registrable Securities may reasonably request, to the extent required from time to time to enable such holder to sell such holder's Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Act (as Rule 144 may be amended from time to time), or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any such holder, the Company will deliver to such holder a written statement as to whether it has complied with such reporting requirements.

6. Change or Conversion of Shares. If, as a result of any Corporate Event, the securities purchasable hereunder have been changed or converted into the same or a different number of securities of any class or classes of securities of the Company, or exchanged for or converted into any other securities or properties of another entity in a merger, acquisition, combination, consolidation or similar transaction, the Warrantholder shall be entitled to the same rights in such new or different securities or properties as the Warrantholder would have been entitled to if immediately prior to any such change, conversion or exchange the Warrantholder had acquired all of the shares of Stock then purchasable hereunder. In addition, the Exercise Price shall also be adjusted such that the cost to the Warrantholder in regard to exercising the Warrantholder's rights hereunder with respect to such new or different securities or properties shall be no greater, in the aggregate, than the cost would have been if the Warrantholder had made such purchase prior to the effective date of such change, conversion or exchange.

7. Procedures. The Company agrees that the Warrantholder shall be deemed to be the record owner of any shares of Stock purchased hereunder as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for said shares of Stock as provided for herein. Certificates for the shares of Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 75 days; after the date of such purchase. If the Warrant is exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the shares of Stock that the Warrantholder is thereafter entitled to purchase hereunder.

8. Covenants. The Company hereby covenants and agrees with the Warrantholder as follows:

     (a) During the entire Warrant Period, the Company shall, at all times, reserve and keep available, free from all preemptive and similar rights, out of the aggregate of its authorized but



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     unissued Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Stock upon the exercise of this Warrant, the number of shares of Stock from time to time deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued Stock to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or properties that may be or become issuable upon exercise of this Warrant.

     (b) All shares of Stock that may be issued upon exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid, nonassessable and free from all taxes, liens, claims and charges with respect to the issuance thereof.

     (c) All original issue taxes payable with respect to the issuance of shares of stock upon the exercise of the rights represented by this Warrant shall be home by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of this Warrant.

     (d)  The Company shall give prior written notice to the Warrantholder of
     (i) any tender offer that is being made for any of the shares of Stock;
     (ii) any offers to holders of shares of Stock for subscription or purchase by them of any securities of the Company or of any subsidiary or affiliate of the Company; (iii) any dividend, whether in cash or stock or other securities or property, to be paid to the stockholders of the Company; (iv) any reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or entity, the sale, lease or transfer of all or substantially all of the property or assets of the Company to another corporation or entity, or the voluntary or involuntary dissolution, liquidation or winding up of the Company and (v) any Corporate Event of the kind described in
     Section 5(a)(iv) hereof. Upon becoming aware of any pending or proposed event of the kind described in this subsection (d), the Company shall deliver the notice required hereunder at least five (5) business days before the day of the occurrence of any such event and shall describe such event, the date it is to take place and when the holders of shares of Stock will be entitled to exchange their shares of stock for securities or other properties that may be deliverable upon such event.

9. Voting Rights. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company.

10. Transfer Restrictions. Subject to the registration rights provisions contained in Section 5 hereof, neither this Warrant nor the shares of Stock issuable upon the exercise hereof may be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Act or any applicable state laws. The Company may place a legend to that effect or this Warrant or any replacement Warrant and on each certificate representing shares of Stock issuable upon exercise of this Warrant. If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Stock that such transferee is entitled to purchase pursuant to such transfer.

11. Replacement Certificate. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor and date. Any such new



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Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. Provisions of New Warrants. Any Warrant issued pursuant to the provisions of Section 11 hereof, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision of this Warrant as each such provision is set forth herein immediately prior to the issuance of such new Warrant, and such new Warrant shall be executed on behalf of the Company by a duly authorized officer thereof.

13. Complete Agreement; Modifications. This Warrant and any documents referred to herein or executed in connection herewith, including, but not limited to, the Settlement Agreement and the Promissory Note and Guaranty delivered to the Warrantholder in connection therewith, constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof and thereof. This Warrant may not be amended, altered or modified except by a writing signed by both of the parties hereto.

14. Notices. All notices given under or in connection herewith shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid. Any notice personally delivered will be deemed to have been given upon delivery thereof, and any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All notices shall be addressed as set forth on the first page hereof or to such other address as the party to whom the same is directed shall have specified in accordance herewith.

15. Successors and Assigns. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16. Governing Law; Jurisdiction. This Warrant has been negotiated and entered into in the State of Illinois, and all questions with respect to this Warrant and the rights and liabilities of the parties hereto shall be governed by the laws of that State, regardless of the choice of law provisions thereof. Any and all disputes between the parties hereto that may arise with respect to this Warrant shall be heard and determined before the appropriate federal or state court located in Chicago, Illinois. The parties hereto acknowledge that such court shall have jurisdiction to interpret and enforce the provisions of this Warrant, and the parties hereto waive any and all objections that they may have as to venue in such courts.

17. Construction. No term or provision of this Warrant shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Warrant and any present or future statute, law, ordinance or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event the provision of this Warrant so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

18. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to a party hereunder, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

19. Severability. If one or more of the provisions of this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remainder of this Warrant shall not be affected.



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20.  Headings. The headings in this Warrant are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Warrant or any particular provision thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed on behalf of the Company as of the date first hereinabove written.

                                           MOLECULAR DIAGNOSTICS, INC.


                                           By:
                                              ---------------------------------
                                                       Peter Gombrich,
                                                       Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

ACCEPTED AND AGREED:

SCHWARTZ, COOPER, GREENBERGER
& KRAUSS, CHARTERED


By:
   -----------------------------
            A Principal






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